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                                                                    EXHIBIT 10.2

                                 NS GROUP, INC.

                             EXECUTIVE COMPENSATION
                            SHORT-TERM INCENTIVE PLAN

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

TABLE OF CONTENTS
-------------------------------------------------------------------------------------------------------------------

                  Section I:          Compensation Philosophy                                                     3

                                      Objectives                                                                  3

                  Section II:         Short-Term Incentive Plan                                                   4

                                      Philosophy                                                                  4

                                      Objectives                                                                  4

                                      60th Percentile Strategy                                                    4

                                      Effective Date                                                              4

                                      Administration                                                              4

                                      Eligibility and Awards                                                      5

                                      Termination Provisions                                                      5

                                      Target Awards                                                               5

                                      Performance Targets                                                         6

                                      Award Payout                                                                6

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SECTION I: COMPENSATION PHILOSOPHY

NS Group believes that a well-conceived and uniform approach to compensation is an important factor in the motivation and retention of executives. The Company also believes that the system must be a comprehensive plan that is consistent with the economic requirements of the corporation. The Company believes the following objectives are important in achieving this philosophy.


OBJECTIVES
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     -    Alignment of compensation with key financial and business plan objectives and the enhancement of shareholder value.

     -    Alignment of compensation in support of key strategic initiatives.

     - Ensure all executives are focused on and rewarded for achievement of same objectives.

     - Maximum flexibility to ensure a system that is cost effective and market responsive, recognizing high industry cyclicality and the need to manage fixed costs.

     - Integrated approach to total compensation to ensure effective investment.

     -    Focus on pay-for-performance.

     -    Strong link between corporate and individual performance and rewards.

     -    Enhance recruitment and retention and lessen turnover.

     -    Provide competitive levels of compensation.

     -    System that is simple, easy to manage and understand.

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SECTION II: SHORT-TERM INCENTIVE PLAN

PHILOSOPHY
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     -    NS Group's philosophy is to have a competitive short-term incentive compensation program that is designed to reward executives for the achievement of performance-based objectives. Rewards and participation in this program is proportional to the individual's level of accountability in the organization.


OBJECTIVES
-------------------------------------------------------------------------------

   The objectives of the incentive plan are to:

     - Further the financial and operating success of the Company by aligning the interests of the participants, through performance based incentives, with the interests of the Company.

     - Provide participants with an incentive for excellence in individual performance and to promote teamwork among participants.

     - Provide maximum flexibility to the Company in its ability to motivate, attract, and retain the services of individuals who make significant contributions to the Company's success and to allow participants to share in the success of the Company.

     -    Use performance measures to focus business decisions.

     -    Communicate the drivers of success of the business.


60TH PERCENTILE STRATEGY
--------------------------------------------------------------------------------

     - The Company has established the 60th percentile as the target total cash compensation strategy.


EFFECTIVE DATE
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     -    January 1, 2003


ADMINISTRATION
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     -    The Compensation Committee of the Board of Directors administers the
          Plan for NSG Executives with recommendations from the CEO.

     -    Annual calculation performance period is January 1 to December 31.

     - Award calculation will be the responsibility of the human resources department subject to review by the accounting department.

     - Individual performance and appropriate incentive awards will be determined annually by the CEO and recommended to the Compensation Committee.

     - The accounting department is responsible for calculation and tracking of actual performance versus budget / business plan targets.

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     -    Incentive payments are made within 60 days of the end of the Plan year and after the completion of the annual audit.

     -    The Plan is under the complete discretion of the Compensation
          Committee.


ELIGIBILITY AND AWARDS
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     -    All executives will be eligible for participation.

     - The CEO makes recommendations to the Compensation Committee on participating executives, target awards, individual goals, and individual incentive awards (non-discretionary and discretionary). The Compensation Committee makes the final determination.

     - Executives will be eligible to participate in the Plan from date of hire, or promotion into an eligible position. Incentive is pro-rated for the time spent in the position.

     - Target incentives are based on competitive market values and consistent with the pay philosophy.

     - Discretionary awards may be made by the Compensation Committee in circumstances where financial and /or other results were significantly impacted by results beyond the control of the individual.


TERMINATION PROVISIONS
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     -    Executives must be on the active payroll on the last day of the applicable fiscal year to be eligible for an award.

     - Retirement, Death, and Disability - pro-rated for the time spent in the position.

     -    Reduction in Force - at the discretion of the Compensation Committee.

     -    Voluntary Resignation - no pro-ration, incentive is forfeited.


TARGET AWARDS
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     -    The level of eligibility is determined by the levels of accountability and internal equity across functions and business lines. The table reflects the target awards based on the achievement of 100% performance.

     - These targets represent competitive levels and are designed to provide pay opportunities at approximately the 60th percentile of the market (as stated in the Strategy).



                                                                          TARGET AWARD AS % BASE        MAXIMUM AWARD % BASE
                                                                                 SALARY                       SALARY
        TITLE                                           MINIMUM AWARD          (10% ROCE)                   (20% ROCE)
        --------------------------------------------- ---------------- --------------------------- -----------------------------
        President & CEO                                       0                    60%                          180%
        -------------------------------------------- ----------------- -------------------------- ------------------------------
        VP Finance & CFO                                      0                    45%                          145%
        -------------------------------------------- ----------------- -------------------------- ------------------------------
        VP Manufacturing                                      0                    40%                          130%
        -------------------------------------------- ----------------- -------------------------- ------------------------------
        VP Sales and Marketing                                0                    40%                          130%
        -------------------------------------------- ----------------- -------------------------- ------------------------------
        VP Engineering, Environmental & Materials             0                    30%                          100%
        -------------------------------------------- ----------------- -------------------------- ------------------------------
        VP Human Resources & Information Services             0                    30%                          100%
        -------------------------------------------- ----------------- -------------------------- ------------------------------


                                      -5-

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PERFORMANCE TARGETS
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   The plan consists of a two-tiered approach with Return on Capital Employed
   (ROCE) as the primary corporate measure and individual goals as the secondary measure.

     - ROCE performance will determine the total incentive pool that may be awarded.

     - 80% of the pool will be used for awarding corporate performance (ROCE) and 20% will be used for awarding individual performance.

     - The total incentive pool may not be greater than the lesser of i) 10% of net income before bonus or ii) $2 million.

     -    The ROCE measure functions as follows:

               -    Threshold performance of 4.0% ROCE pays no bonus.

               - Target performance of 10% ROCE pays at the Target Award bonus %.

               -    Maximum performance of 20% ROCE pays the Maximum Award bonus
                    %.

               - For performance over the threshold, awards are calculated on a straight-line slope between 4% and 10% and at a slightly steeper straight-line slope between 10% and 20%.

     - The individual performance target(s) will be set at budget/business plan goals as part of the annual planning process for each year. Actual goals can differ each year.

          - The individual performance goals are intended to be realistic, achievable performance targets with appropriate line-of-sight measures. Individual goals may be qualitative rather than financial/quantitative. However, in all cases, they must be measurable.

          - Individual performance goals and appropriate incentive awards will be determined annually by the CEO and recommended to the Compensation Committee.

     - The Compensation Committee may establish a discretionary pool for performance below 4% ROCE.


AWARD PAYOUT
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     -    Once the annual audit is complete, the final payout will be settled as part of regular payroll in cash from general assets of the Company.


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